EXHIBIT 5



                                      Ingersoll-Rand Company
                                      200 Chestnut Ridge Road
                                      P.O. Box 8738
                                      Woodcliff Lake, New Jersey 07675-8738



                                      February 9, 1996



          Ingersoll-Rand Company
          200 Chestnut Ridge Road
          Woodcliff Lake, NJ 07675

          Dear Sirs:

               In connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), of 6,000,000 shares (the "Shares") of Common Stock, par value $2 per share, of Ingersoll-Rand Company (the "Company"), which may be issued pursuant to the terms of the Company's Incentive Stock Plan of 1995 (the "Plan"), I hereby advise you I am of the opinion that, upon issuance pursuant to the terms of the Plan, the Shares will be validly issued, fully-paid and nonassessable.

               I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Very truly yours,


                                      /s/ Patricia Nachtigal
                                      Patricia Nachtigal
                                      Vice President and General Counsel